As filed with the Securities and Exchange Commission on January 29, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

ENGlobal Corporation
(Exact name of registrant as specified in its charter)
Nevada	88-0322261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
654 North Sam Houston Parkway East, Suite 400
Houston, Texas 77060-5914
(281) 878-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Hess
Chief Financial Officer, Treasurer and Secretary
ENGlobal Corporation
654 North Sam Houston Parkway East, Suite 400
Houston, Texas 77060-5914
(281) 878-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________

Copies to:

E. James Cowen
Porter Hedges LLP
1000 Main, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6649
Telecopy: (713) 226-6249
_______________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [ ]                                                                           Accelerated filer []
Non-accelerated filer [X]                                                                           Smaller reporting company [X]
            Emerging growth company []
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]
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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Unit	Proposed Maximum Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Total			$100,000,000 (2)	$10,910 (3)
(1)
The securities registered consist of $100,000,000 of an indeterminate number or amount of common stock and preferred stock, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Calculation of Registration Fee” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Calculation of Registration Fee” table above. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(3)
Calculated in accordance with Rule 457(o) of the Securities Act.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

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a base prospectus, which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and
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a sales agreement prospectus, which covers the offering, issuance and sale by us of up to $25,000,000 in the aggregate of shares of common stock that may be issued and sold from time to time under an at the market sales agreement (the “sales agreement”) by and between us and B. Riley Securities, Inc., as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $25,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the $25,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $25,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2021

PROSPECTUS

ENGlobal Corporation

$100,000,000

Common Stock
Preferred Stock

We may offer from time to time shares of our common stock and shares of our preferred stock.

The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “ENG.” The last reported sale price of our common stock on January 27, 2021 was $7.44 per share.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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ENGLOBAL CORPORATION

As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” the “Company” or similar terms refer collectively to ENGlobal Corporation, and not the subsidiaries of ENGlobal Corporation.

The Company, incorporated in the State of Nevada in June 1994, is a leading provider of engineered modular solutions to the energy industry. We deliver these solutions to our clients by utilizing our vertically integrated project execution capabilities, including, (i) professional engineering and project support services, (ii) automation design, configuration and systems integration expertise, and (iii) mechanical and modular fabrication capabilities. We believe our vertically integrated strategy allows us to differentiate our company from most of our competitors as a full-service provider. As a result, our clients’ dependency on and coordination of multiple vendors is reduced, improving control over their projects’ costs and schedules. Our strategy and positioning also allows the Company to pursue larger scopes of work centered around many different types of modularized engineered systems that can be both processing and automation focused.

We derive revenues primarily from three sources: (i) business development efforts, (ii) preferred provider or alliance agreements with strategic end user clients, original equipment manufacturers, and technology partners, and (iii) referrals from existing customers and industry members. Our business development professionals are focused on specific market segments within the energy industry. The market segments that we are targeting include Renewables, Automation, Refining and Transportation, Upstream and Government Services. This market focus allows us to develop centers of expertise for each of our targeted markets.

Within the Renewables group, our focus is to design and build production facilities for hydrogen and associated products, together with converting existing production facilities to produce products from renewable feedstock sources. These projects often utilize technologies that are more fuel efficient, and therefore reduce the associated carbon footprint of the facility. Our scope of work on these projects will typically include front-end development, engineering, procurement, mechanical fabrication, automation and commissioning services, and may be performed in conjunction with a construction partner.

Our Automation group designs, integrates and commissions modular systems that include electronic distributed control, on-line process analytical data, continuous emission monitoring, and electric power distribution. Often these packaged systems are housed in a fabricated metal enclosure, modular building or freestanding metal rack, which are commonly included in our scope of work. We provide automation engineering, procurement, fabrication, systems integration, programing and on-site commissioning services to our clients for both new and existing facilities.

Our Refining and Transportation group focuses on providing engineering, procurement and automation services as well as fabricated products to downstream refineries and petrochemical facilities as well as midstream pipeline, storage and other transportation related companies. These services are often applied to small capital improvement and maintenance projects within refineries and petrochemical facilities. For our transportation clients, we work on facilities that include pumping, compression, gas processing, metering, storage terminals, product loading and blending systems. In addition, this group designs, programs and maintains supervisory control and data acquisition (SCADA) systems for our transportation clients.

The Upstream group provides engineering, fabrication and automation services to clients who have operations in the U.S. oil and gas exploration and development markets. The operations are usually associated with the completion, purification, storage and transmission of the oil and gas from the well head to the terminal or pipeline destination.

Our Government Services group provides services related to the engineering, design, installation and maintenance of automated fuel handling and tank gauging systems for the U.S. military across the globe in addition to cybersecurity assessment and SCADA systems design and maintenance in the private sector.

Our engineering services are strategically located in offices in cities near our clients while our fabrication and integration facilities are more centrally located. We generally enter into two principal types of contracts with our clients: time-and-material contracts and fixed-price contracts. Our clients typically determine the type of contract to be utilized for a particular engagement, with the specific terms and conditions of a contract being negotiated and typically contained in a multiyear services agreement.

Our business development professionals focus on building long-term relationships with clients in order to provide solutions throughout the life-cycle of their projects and facilities. Additionally, we seek to capitalize on cross-selling opportunities between our market segments and many of our projects will contain elements from more than one market segment. Sales leads are often jointly developed and pursued by our business development personnel from multiple markets.

Products and services are also promoted through trade advertising, participation in industry conferences and on-line internet communication via our corporate home page at www.englobal.com. The ENGlobal website illustrates our company’s full range of services and capabilities and is updated on a continuous basis. Through the ENGlobal website, we seek to provide visitors and investors with a single point of contact for obtaining information about our company. We are not incorporating the contents of the website into this prospectus.

We also develop preferred provider and alliance agreements with clients in order to facilitate repeat business. These preferred provider agreements, also known as master service or umbrella agreements, typically have a duration of three to five years. This allows our clients to release work to us without having to negotiate contract terms for each individual project. With the primary terms of the contract agreed to, add-on projects with these customers are easier to negotiate and can be accepted quickly, without the necessity of a bidding process. Management believes that these agreements can serve to stabilize project-centered operations.

Our principal executive offices are located at 654 N. Sam Houston Parkway East, Suite 400, Houston, Texas 77060-5914. Our telephone number is (281) 878-1000.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●
the impact of the COVID-19 pandemic and of the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition, and results of operations, including on our revenues and profitability;
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the effect of economic downturns and the volatility and level of oil and natural gas prices, including the severe disruptions in the worldwide economy, including the global demand for oil and natural gas, resulting from the COVID-19 pandemic;
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our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner;
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our ability to increase our backlog, revenue and profitability;
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our ability to realize project awards or contracts on our pending proposals, and the timing, scope and amount of any related awards or contracts;
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our ability to retain existing customers and attract new customers;
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our ability to attract and retain key professional personnel;
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our ability to obtain additional financing when needed;
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our dependence on one or a few customers;
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the risks of internal system failures of our information technology systems, whether caused by the Company, third-party service providers, intruders or hackers, computer viruses, malicious code, cyber-attacks, phishing and other cyber security problems, natural disasters, power shortages or terrorist attacks;
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the uncertainties related to the U.S. Government's budgetary process and their effects on our long-term U.S. Government contracts;
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the risk of unexpected liability claims or poor safety performance;
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our reliance on third-party subcontractors and equipment manufacturers;
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our ability to satisfy the continued listing standards of NASDAQ with respect to our common stock or to cure any continued listing standard deficiency with respect thereto; and
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the effect of changes in laws and regulations, including U.S. tax laws, with which the Company must comply and the associated cost of compliance with such laws and regulations.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, our Quarterly Report for the quarterly period ended September 26, 2020, and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.englobal.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.englobal.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●
our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the SEC on March 27, 2020 (File No. 001-14217), and portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2020, incorporated by reference therein (File No. 001-14217);

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our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2020, filed with the SEC on May 7, 2020, June 27, 2020, filed with the SEC on August 6, 2020, and September 26, 2020, filed with the SEC on November 5, 2020 (File No. 001-14217);

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our Current Reports on Form 8-K, filed with the SEC on April 15, 2016, March 26, 2020, April 16, 2020, April 24, 2020, May 7, 2020, May 26, 2020, June 3, 2020, June 11, 2020, August 6, 2020, September 29, 2020, November 5, 2020, December 1, 2020, December 7, 2020 and January 29, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) (File No. 001-14217); and

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the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on December 17, 2007 (File No. 001-14217), including any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

ENGlobal Corporation
Attention: Chief Financial Officer
654 N. Sam Houston Parkway East, Suite 400
Houston, Texas 77060-5914

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 28, 2019, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2020, June 27, 2020, September 26, 2020 and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

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USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, repurchases and redemptions of securities, and for other general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain material terms and provisions of our common stock and preferred stock. This description also summarizes relevant provisions of the Nevada Revised Statutes (“NRS”). The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the relevant provisions of the NRS, and to our Restated Articles of Incorporation, dated January 29, 2021 (our “articles of incorporation”), and our Second Amended and Restated Bylaws, dated April 14, 2016 (our “bylaws”), which are filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 29, 2021 and Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 15, 2016, respectively, which are incorporated by reference herein.  Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to our articles of incorporation and bylaws, which have been incorporated by reference herein.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of undesignated preferred stock, par value $0.001 per share.

As of January 27, 2021, there were 27,553,186 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

Voting. Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive ratably such dividends, if any, when, as, and if declared by our Board of Directors out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution. In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights. Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions. There are no sinking fund provisions applicable to the common stock.

Description of Preferred Stock

Subject to the terms of our articles of incorporation, our Board of Directors has the authority to approve the issuance of all or any of our authorized shares of the preferred stock in one or more series, to determine the number of shares constituting any series and to determine any voting powers, conversion rights, dividend rights and other designations, preferences, limitations, restrictions and rights relating to such shares.

Anti-Takeover Effects of Nevada Law; Our Articles of Incorporation and Our Bylaws

General. Certain provisions of our articles of incorporation and bylaws, and certain provisions of the NRS could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws and the relevant provisions of the NRS.

Preferred Stock. The authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire control of the Company.

No Action by Written Consent. Our bylaws provide that no action required or permitted to be taken at a meeting of the stockholders may be taken by written consent.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to our Board of Directors at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our bylaws.

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Special Meetings. Our bylaws provide that special meetings of stockholders may only be called by the President or Secretary, by a majority of the Board of Directors, or by the President at the written request of at least fifty percent (50%) of the number of shares of the Company then outstanding and entitled to vote.

Board Vacancies. Our bylaws provide that any vacancy on our Board of Directors, howsoever resulting, may be filled by a majority vote of the remaining directors.

Removal of Directors. Our bylaws provide that any directors may be removed either with or without cause at any time by the vote of stockholders representing two-thirds of the voting power of the issued and outstanding capital stock entitled to vote.

Nevada Anti-Takeover Statutes. The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

Amendment of Articles of Incorporation and Bylaws

Our bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the stockholders owning a majority of the shares and entitled to vote thereon. The bylaws may also be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of our Board of Directors by a majority vote of directors present at the meeting at which a quorum is present, except that any such amendment may not be inconsistent with or contrary to the provision of an amendment adopted by the stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our articles of incorporation limits the personal liability of directors and officers for breach of fiduciary duty to the Company or our stockholders. However, this provision does not eliminate or limit the liability of any of our directors and officers for:

●	acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or
●	the payment of dividends in violation of Section 78.300 of the NRS.

Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Our bylaws provide that the Company shall indemnify any director or officer of the Company against all costs and expenses actually and reasonably incurred by such person or on such person’s behalf, to the extent such director or officer is a party to or a witness in an action, suit or proceeding by reason of its position with the Company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC. Its address is P.O. Box 30170, College Station, Texas 77842-3170, and its telephone number is 1-800-662-7232.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ENG.”

7

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

●
the name or names of any underwriters, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●
block transactions (which may involve crosses) and transactions on the NASDAQ or any other organized market where the securities may be traded;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

●
If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

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We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

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The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

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to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

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to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

●
If we use a dealer, we, as principal, will sell our securities to the dealer.

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The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

8

By Agents

We may designate agents to solicit offers to purchase our securities.

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We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

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Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

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We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Preferred stock may be a new issue of securities with no established trading market. Any underwriters to whom preferred stock offered by this prospectus are sold by us for public offering and sale may make a market in the preferred stock offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for preferred stock offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

9

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Holland & Hart LLP, Reno, Nevada. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of ENGlobal Corporation and subsidiaries (the Company) as of December 28, 2019 and December 29, 2018, and for the years then ended, have been incorporated by reference herein, in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 28, 2019 financial statements refers to the Company changing its method of accounting for leases as of December 30, 2018 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and the related amendments.

10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2021

Prospectus

ENGlobal Corporation

Up to $25,000,000

Shares of Common Stock

We entered into an at the market sales agreement (the “sales agreement”) with B. Riley Securities, Inc. (“B. Riley Securities” or our “sales agent”), as our sales agent, relating to shares of our common stock on January 29, 2021. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to our sales agent under this prospectus, as sales agent or as principal.

Sales of our common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Our common stock is listed on The Nasdaq Capital Market under the symbol “ENG.” The last reported sale price of our common stock on The Nasdaq Capital Market on January 27, 2021 was $7.44 per share.

The compensation of our sales agent for sales of common stock pursuant to the sales agreement shall be a commission rate equal to 3.0% of the gross proceeds per share of common stock. The net proceeds from any sale under this prospectus will be used as described under “Use of Proceeds” in this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

The sales agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to this prospectus will terminate upon the earlier of (i) the sale of all common stock subject to this prospectus or (ii) the termination of the sales agreement by us or by the sales agent pursuant to the terms of the sales agreement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus is               , 2021

TABLE OF CONTENTS

Prospectus

I

About This Prospectus

You should assume that the information contained in this prospectus is accurate only as of the date on the front page of this prospectus and that any information we have incorporated by reference into this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of a security.

In addition, we incorporate important information into this prospectus by reference. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus. We urge you to carefully read this prospectus and the information incorporated by reference before buying any of the securities being offered under this prospectus.

To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference herein, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $100,000,000 of our common stock or preferred stock. The $25,000,000 of shares of common stock that may be offered, issued and sold under this prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

II

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus on page 3, and the financial statements and other information incorporated by reference in this prospectus when making an investment decision. In this prospectus, the terms “we,” “us,” and the “Company” refer to ENGlobal Corporation and its subsidiaries.

Our Company

The Company, incorporated in the State of Nevada in June 1994, is a leading provider of engineered modular solutions to the energy industry. We deliver these solutions to our clients by utilizing our vertically integrated project execution capabilities, including, (i) professional engineering and project support services, (ii) automation design, configuration and systems integration expertise, and (iii) mechanical and modular fabrication capabilities. We believe our vertically integrated strategy allows us to differentiate our company from most of our competitors as a full-service provider. As a result, our clients’ dependency on and coordination of multiple vendors is reduced, improving control over their projects’ costs and schedules. Our strategy and positioning also allows the Company to pursue larger scopes of work centered around many different types of modularized engineered systems that can be both processing and automation focused.

We derive revenues primarily from three sources: (i) business development efforts, (ii) preferred provider or alliance agreements with strategic end user clients, original equipment manufacturers, and technology partners, and (iii) referrals from existing customers and industry members. Our business development professionals are focused on specific market segments within the energy industry. The market segments that we are targeting include Renewables, Automation, Refining and Transportation, Upstream and Government Services. This market focus allows us to develop centers of expertise for each of our targeted markets.

Within the Renewables group, our focus is to design and build production facilities for hydrogen and associated products, together with converting existing production facilities to produce products from renewable feedstock sources. These projects often utilize technologies that are more fuel efficient, and therefore reduce the associated carbon footprint of the facility. Our scope of work on these projects will typically include front-end development, engineering, procurement, mechanical fabrication, automation and commissioning services, and may be performed in conjunction with a construction partner.

Our Automation group designs, integrates and commissions modular systems that include electronic distributed control, on-line process analytical data, continuous emission monitoring, and electric power distribution. Often these packaged systems are housed in a fabricated metal enclosure, modular building or freestanding metal rack, which are commonly included in our scope of work. We provide automation engineering, procurement, fabrication, systems integration, programing and on-site commissioning services to our clients for both new and existing facilities.

Our Refining and Transportation group focuses on providing engineering, procurement and automation services as well as fabricated products to downstream refineries and petrochemical facilities as well as midstream pipeline, storage and other transportation related companies. These services are often applied to small capital improvement and maintenance projects within refineries and petrochemical facilities. For our transportation clients, we work on facilities that include pumping, compression, gas processing, metering, storage terminals, product loading and blending systems. In addition, this group designs, programs and maintains supervisory control and data acquisition (SCADA) systems for our transportation clients.

The Upstream group provides engineering, fabrication and automation services to clients who have operations in the U.S. oil and gas exploration and development markets. The operations are usually associated with the completion, purification, storage and transmission of the oil and gas from the well head to the terminal or pipeline destination.

Our Government Services group provides services related to the engineering, design, installation and maintenance of automated fuel handling and tank gauging systems for the U.S. military across the globe in addition to cybersecurity assessment and SCADA systems design and maintenance in the private sector.

Our engineering services are strategically located in offices in cities near our clients while our fabrication and integration facilities are more centrally located. We generally enter into two principal types of contracts with our clients: time-and-material contracts and fixed-price contracts. Our clients typically determine the type of contract to be utilized for a particular engagement, with the specific terms and conditions of a contract being negotiated and typically contained in a multiyear services agreement.

Our business development professionals focus on building long-term relationships with clients in order to provide solutions throughout the life-cycle of their projects and facilities. Additionally, we seek to capitalize on cross-selling opportunities between our market segments and many of our projects will contain elements from more than one market segment. Sales leads are often jointly developed and pursued by our business development personnel from multiple markets.

Products and services are also promoted through trade advertising, participation in industry conferences and on-line internet communication via our corporate home page at www.englobal.com. The ENGlobal website illustrates our Company’s full range of services and capabilities and is updated on a continuous basis. Through the ENGlobal website, we seek to provide visitors and investors with a single point of contact for obtaining information about our company. We are not incorporating the contents of the website into this prospectus.

We also develop preferred provider and alliance agreements with clients in order to facilitate repeat business. These preferred provider agreements, also known as master service or umbrella agreements, typically have a duration of three to five years. This allows our clients to release work to us without having to negotiate contract terms for each individual project. With the primary terms of the contract agreed to, add-on projects with these customers are easier to negotiate and can be accepted quickly, without the necessity of a bidding process. Management believes that these agreements can serve to stabilize project-centered operations.

Corporate Information

Our principal executive offices are located at 654 N. Sam Houston Parkway East, Suite 400, Houston, Texas 77060-5914. Our telephone number is (281) 878-1000.

The Offering

Common stock offered by us
Shares of common stock having an aggregate offering price of up to $25,000,000. The actual number of shares outstanding after this offering will vary depending on the number of shares sold and issued and the sales price of such shares.

Plan of distribution	“At the market offering” that may be made from time to time to or through B. Riley Securities, Inc., as sales agent or principal. See “Plan of Distribution” in this prospectus.
Common stock to be outstanding after this offering(1)
Up to 30,920,901 shares, assuming sales of 3,360,215 shares of our common stock in this offering at an offering price at a price of $7.44 per share, which was the closing price of our common stock on The Nasdaq Capital Market on January 27, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, stock repurchases and redemptions of securities. See “Use of Proceeds.”

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus and the documents incorporated by reference in this prospectus. In particular, see “Risk Factors” beginning on page 3 of this prospectus.

Nasdaq Capital Market symbol	“ENG”
(1)
The common stock outstanding after the offering is based on approximately 27,560,686 shares of our common stock outstanding as of September 26, 2020 and the sale of 3,360,215 shares of our common stock at an assumed offering price of $7.44 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on January 27, 2021, and excludes 478,049 shares of our common stock reserved for future issuance under our Amended and Restated ENGlobal Corporation 2009 Equity Incentive Plan as of September 26, 2020.

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and the Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

There may be future dilution of our common stock as a result of future sales of our common stock, which could adversely impact our stock price.

The issuance of shares of our common stock from time to time pursuant to the sales agreement may have a dilutive effect on our earnings per share, which could adversely impact the market price of our common stock. The actual amount of dilution and the effect on the market price of our common stock, if any, will be based on numerous factors, particularly the actual number of shares issued pursuant to the sales agreement, the use of proceeds and the return generated by the investments acquired with the net proceeds, and cannot be determined at this time. In addition, the issuance and sale of substantial amounts of our common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The shares of our common stock offered under this prospectus may be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at the market offerings” at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and our sales agent may mutually agree to sell shares of our common stock under a placement notice at any time throughout the term of the sales agreement. The number of shares that are sold by our sales agent in connection with any placement notice will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

Our stock price could be volatile, which could cause you to lose part or all of your investment.

The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In particular, the market price of our common stock, like that of the securities of other energy related companies, has been and may continue to be highly volatile. During the past twelve months, the sales price of our stock ranged from a low of $0.46 per share in March 2020, to a high of $9.40 per share in January 2021. Factors such as announcements concerning our financial and operating results, the availability of capital, and economic and other external factors, as well as period-to-period fluctuations and financial results, may have a significant effect on the market price of our common stock. From time to time, there has been limited trading volume in our common stock. In addition, there can be no assurance that there will continue to be a trading market or that any securities research analysts will continue to provide research coverage with respect to our common stock. It is possible that such factors will adversely affect the market for our common stock, including the shares we sell under this prospectus.

The COVID-19 pandemic has and could continue to adversely affect our business, financial condition and results of operations.

Our business is dependent upon the willingness and ability of our customers to conduct transactions with us. The spread of the COVID–19 coronavirus has caused severe disruptions in the worldwide economy, including the global demand for oil and natural gas. In response, companies within the energy industry (including many of our customers) have announced capital spending cuts which, in turn, may result in a decrease in new project awards or adjustments, reductions, suspensions, cancellations or payment defaults with respect to existing project awards. The continued spread of COVID–19 may result in a significant decrease in business and/or cause our customers to be unable to meet existing payment or other obligations to us, particularly in the event of a spread of COVID–19 in our market areas. The continued spread of COVID–19 could also negatively impact the availability of our key personnel necessary to conduct our business as well as the business and operations of third party service providers who perform critical services for our business. For example, in June 2020 we temporarily closed one of our operational facilities for one week in response to a potential COVID-19 exposure. Because the severity, magnitude and duration of the COVID-19 pandemic and its economic consequences are uncertain, rapidly changing and difficult to predict, the impact on our business, financial condition and results of operations remains uncertain and difficult to predict. If COVID–19 continues to spread or if the response to contain the COVID-19 pandemic is unsuccessful, we could experience a material adverse effect on our business, financial condition, and results of operations.

Our backlog is declining due to the COVID-19 pandemic and is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future revenue or earnings.

While our backlog has not been materially impacted by the COVID-19 pandemic in terms of project cancellations, we have not been successful in replacing our backlog as quickly as it has been converted to revenues due to inefficiencies and complications resulting from many of our clients’ remote working conditions combined with the uncertainty of new project necessity and funding caused by COVID-19 related disruptions that have led to delays in project awards. Further, the COVID-19 pandemic has affected our ability to make business development contacts with customers. As a result, our backlog has decreased by approximately $27.4 million from $59.2 million as of December 28, 2019 to $31.8 million as of September 26, 2020. We expect the majority of our backlog to be completed within 12 months. While we believe our backlog is sufficient to keep a significant portion of our workforce productive in the near term, it may not be at our current operating levels. We cannot assure investors that we will be successful in replacing our backlog as quickly as it has been converted to revenues, which may reduce future revenue and profits and impact our financial performance. In addition, we cannot assure investors that the revenue projected in our backlog will be realized or, if realized, will result in profits. Projects currently in our backlog may be canceled or may remain in our backlog for an extended period of time prior to project execution and, once project execution begins, it may occur unevenly over the current and multiple future periods. In addition, project terminations, suspensions or reductions in scope occur from time to time with respect to contracts reflected in our backlog, reducing the revenue and profit we actually receive from contracts reflected in our backlog. Future project cancellations and scope adjustments could further reduce the dollar amount of our backlog in addition to the revenue and profits that we actually earn. The potential for project cancellations, terminations, suspensions or reductions in scope and adjustments to our backlog are exacerbated by economic conditions, particularly in the energy industry which is experiencing a significant decline in oil prices since the beginning of 2020 due to concerns about the COVID–19 pandemic and its impact on the worldwide economy and global demand for oil. We are unable to predict when market conditions may improve and worsening overall market conditions could result in further declines in our backlog.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

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the impact of the COVID-19 pandemic and of the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition, and results of operations, including on our revenues and profitability;
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the effect of economic downturns and the volatility and level of oil and natural gas prices, including the severe disruptions in the worldwide economy, including the global demand for oil and natural gas, resulting from the COVID-19 pandemic;
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our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner;
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our ability to increase our backlog, revenue and profitability;
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our ability to realize project awards or contracts on our pending proposals, and the timing, scope and amount of any related awards or contracts;
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our ability to retain existing customers and attract new customers;
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our ability to attract and retain key professional personnel;
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our ability to obtain additional financing when needed;
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our dependence on one or a few customers;
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the risks of internal system failures of our information technology systems, whether caused by the Company, third-party service providers, intruders or hackers, computer viruses, malicious code, cyber-attacks, phishing and other cyber security problems, natural disasters, power shortages or terrorist attacks;
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the uncertainties related to the U.S. Government's budgetary process and their effects on our long-term U.S. Government contracts;
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the risk of unexpected liability claims or poor safety performance;
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our reliance on third-party subcontractors and equipment manufacturers;
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our ability to satisfy the continued listing standards of NASDAQ with respect to our common stock or to cure any continued listing standard deficiency with respect thereto; and
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the effect of changes in laws and regulations, including U.S. tax laws, with which the Company must comply and the associated cost of compliance with such laws and regulations.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 our Quarterly Report for the quarterly period ended September 26, 2020, and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $25,000,000 from time to time.

There can be no assurance that we will be able to sell any additional shares under or fully utilize the sales agreement with B. Riley Securities as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes such as, but not limited to, working capital, capital expenditures, repayment and refinancing of debt, acquisitions and stock repurchases. The amounts and timing of our use of proceeds will vary depending on many factors, including regulatory developments, the amount of cash generated or used by our operations, and the rate of growth, if any, of our business and other capital requirements. As a result, we will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities.

.

DESCRIPTION OF COMMON STOCK

The following description sets forth certain material terms and provisions of our common stock. This description also summarizes relevant provisions of the Nevada Revised Statutes (“NRS”). The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the relevant provisions of the NRS, and to our Restated Articles of Incorporation, dated January 29, 2021 (our “articles of incorporation”), and our Second Amended and Restated Bylaws, dated April 14, 2016 (our “bylaws”), which are filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 29, 2021 and Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 15, 2016, respectively, which are incorporated by reference herein.  Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to our articles of incorporation and bylaws, which have been incorporated by reference herein.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of undesignated preferred stock, par value $0.001 per share.

As of January 27, 2021, there were 27,553,186 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

Voting. Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive ratably such dividends, if any, when, as, and if declared by our Board of Directors out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution. In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights. Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions. There are no sinking fund provisions applicable to the common stock.

Anti-Takeover Effects of Nevada Law; Our Articles of Incorporation and Our Bylaws

General. Certain provisions of our articles of incorporation and bylaws, and certain provisions of the Nevada Revised Statutes, or NRS, could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws and the relevant provisions of the NRS.

Preferred Stock. The authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire control of the Company.

No Action by Written Consent. Our bylaws provide that no action required or permitted to be taken at a meeting of the stockholders may be taken by written consent.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to our Board of Directors at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our bylaws.

Special Meetings. Our bylaws provide that special meetings of stockholders may only be called by the President or Secretary, by a majority of the Board of Directors, or by the President at the written request of at least fifty percent (50%) of the number of shares of the Company then outstanding and entitled to vote.

Board Vacancies. Our bylaws provide that any vacancy on our Board of Directors, howsoever resulting, may be filled by a majority vote of the remaining directors.

Removal of Directors. Our bylaws provide that any directors may be removed either with or without cause at any time by the vote of stockholders representing two-thirds of the voting power of the issued and outstanding capital stock entitled to vote.

Nevada Anti-Takeover Statutes. The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

Amendment of Articles of Incorporation and Bylaws

Our bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the stockholders owning a majority of the shares and entitled to vote thereon. The bylaws may also be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of our Board of Directors by a majority vote of directors present at the meeting at which a quorum is present, except that any such amendment may not be inconsistent with or contrary to the provision of an amendment adopted by the stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our articles of incorporation limits the personal liability of directors and officers for breach of fiduciary duty to the Company or our stockholders. However, this provision does not eliminate or limit the liability of any of our directors and officers:

●	for acts or omissions not that involve intentional misconduct, fraud or a knowing violation of law; or
●	The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Our bylaws provide that the Company shall indemnify any director or officer of the Company against all costs and expenses actually and reasonably incurred by such person or on such person’s behalf, to the extent such director or officer is a party to or a witness in an action, suit or proceeding by reason of its position with the Company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC. Its address is P.O. Box 30170, College Station, Texas 77842-3170, and its telephone number is 1-800-662-7232.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ENG.”

PLAN OF DISTRIBUTION

We have entered into an at the market sales agreement (the “sales agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”), as our sales agent, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to B. Riley Securities as sales agent or principal. B. Riley Securities may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the sales agreement, we will notify B. Riley Securities of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, and any minimum price below which sales may not be made. Once we have so instructed B. Riley Securities, unless B. Riley Securities declines to accept the terms of such notice, they have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley Securities under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet.

Settlement for shares of our common stock will occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley Securities may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay B. Riley Securities a commission of 3.0% of the gross proceeds from each sale. We also agreed to reimburse B. Riley Securities for their legal expenses up to (i) $50,000 in connection with the filing of the sales agreement, and (ii) $2,500 per calendar quarter thereafter in connection with updates at the time of each representation date. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and their compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to B. Riley Securities and expense reimbursement under the terms of the sales agreement, will be up to approximately $150,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as described therein. We and B. Riley Securities may each terminate the sales agreement at any time upon five days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, B. Riley Securities will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

B. Riley Securities and its affiliates have in the past and may in the future provide various investment banking and/or other financial services for us and/or our affiliates, for which services they may in the future receive customary fees.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, or (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the sales agreement other than B. Riley Securities.

LEGAL MATTERS

Certain legal matters in connection with the common stock being offered by this prospectus will be passed upon by Porter Hedges LLP, Houston, Texas. The validity of the common stock being offered by this prospectus and certain other legal matters concerning this offering will be passed on for us by Holland & Hart LLP, Reno, Nevada. B. Riley Securities, Inc. is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of ENGlobal Corporation and subsidiaries (the Company) as of December 28, 2019 and December 29, 2018, and for the years then ended, have been incorporated by reference herein, in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 28, 2019 financial statements refers to the Company changing its method of accounting for leases as of December 30, 2018 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and the related amendments.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●
our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the SEC on March 27, 2020 (File No. 001-14217), and portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2020, incorporated by reference therein (File No. 001-14217);

●
our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2020, filed with the SEC on May 7, 2020, June 27, 2020, filed with the SEC on August 6, 2020, and September 26, 2020, filed with the SEC on November 5, 2020 (File No. 001-14217);

●
our Current Reports on Form 8-K, filed with the SEC on April 15, 2016, March 26, 2020, April 16, 2020, April 24, 2020, May 7, 2020, May 26, 2020, June 3, 2020, June 11, 2020, August 6, 2020, September 29, 2020, November 5, 2020, December 1, 2020, December 7, 2020 and January 29, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) (File No. 001-14217); and

●
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on December 17, 2007, including any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

ENGlobal Corporation
Attention: Chief Financial Officer
654 N. Sam Houston Parkway East, Suite 400
Houston, Texas 77060-5914

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.englobal.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

$25,000,000

Shares of Common Stock

Prospectus

B. Riley Securities

                                                          , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts, commissions, and expenses. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$10,910
Accounting fees and expenses	$*
Legal fees and expenses	$*
Printing and engraving expenses	$*
Transfer agent fees	$*
Miscellaneous	$*
Total	$*

*  Estimated expenses are presently not known and cannot be estimated.

Item 15.
Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide that none of its directors or officers shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except that a director or officer shall be liable, to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (2) for the payment of dividends in violation of restrictions imposed by Section 78.300 of the Nevada Revised Statutes (“NRS”). The effect of these provisions is to eliminate the rights of the Registrant’s stockholders, either directly or through stockholders’ derivative suits brought on behalf of the Registrant, to recover monetary damages from a director or officer for breach of the fiduciary duty of care as a director or officer except in those instances provided under the NRS.

The Registrant has adopted provisions in its bylaws that require it to indemnify its directors, officers, and certain other representatives against expenses, liabilities, and other matters arising out of their conduct on the Registrant’s behalf, or otherwise referred to in or covered by applicable provisions of the NRS, to the fullest extent permitted by the NRS.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers, under which the Registrant has agreed to indemnify such directors and officers against expenses (including reasonable attorneys’ fees) and other types of losses incurred by reason of such directors and officers serving the Registrant, or other enterprise at the Registrant’s request, as an officer, director, employee, or agent, subject to certain limitations. Under the indemnification agreements, the Registrant has also agreed to advance the indemnitees’ expenses, and each indemnitee has undertaken to repay the advances should a court ultimately determine that indemnification was not authorized.

Section 78.7502 of the NRS provides that a corporation may indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with an action, suit or proceeding in which the director or officer has been made or is threatened to be made a party, if the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the director’s or officer’s conduct was unlawful. Any such indemnification may be made by the corporation only as ordered by a court, provided for in the articles of incorporation, bylaws, or another agreement with the corporation, or as authorized in a specific case upon a determination made in accordance with the NRS that such indemnification is proper in the circumstances.

Indemnification may not be made under the NRS for any claim, issue, or matter as to which the director or officer has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding or in defense of any claim, issue, or matter therein, the director or officer must be indemnified under the NRS by the corporation against expenses, including attorney’s fees, actually and reasonably incurred by the director or officer in connection with the defense.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. The Registrant’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 16.
Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*
1.2	At Market Issuance Sales Agreement, dated January 29, 2021, by and between ENGlobal Corporation and B. Riley Securities, Inc.**
4.1	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on October 31, 2005).
5.1	Opinion of Holland & Hart LLP with respect to legality of the securities, including consent.**
23.1	Consent of Moss Adams LLP.**
23.2	Consent of Porter Hedges LLP.**
23.3	Consent of Holland & Hart LLP (included in Exhibit 5.1).**
24.1	Power of Attorney (contained in signature pages).

*
The Registrant will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) any additional required opinion of counsel to the Registrant as to the legality of the securities offered hereby or (iv) any required opinion of counsel to the Registrant as to certain tax matters relative to securities offered hereby.

**	Filed herewith.

Item 17.
Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
 (i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of January, 2021.

ENGlobal Corporation

By:	/s/ Mark A. Hess
Mark A. Hess
Chief Financial Officer and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of ENGlobal Corporation, hereby, severally constitute and appoint William A. Coskey and Mark A. Hess, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable ENGlobal Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer, President, Chairman of the Board,
/s/ William A. Coskey	Director (Principal Executive Officer)	January 29, 2021
William A. Coskey, P.E.

/s/ Mark A. Hess	Chief Financial Officer, Treasurer	January 29, 2021
Mark A. Hess	(Principal Financial and Accounting Officer)

/s/ David W. Gent	Director	January 29, 2021
David W. Gent, P.E.

/s/ Randall B. Hale	Director	January 29, 2021
Randall B. Hale

/s/ David C. Roussel	Director	January 29, 2021
David C. Roussel

/s/ Kevin M. Palma	Director	January 29, 2021
Kevin M. Palma